Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Securities Fund of our report dated September 10, 2025, relating to the financial statements and financial highlights of Fidelity Dividend Growth Fund; of our report dated September 11, 2025, relating to the financial statements and financial highlights of Fidelity Leveraged Company Stock Fund; of our reports dated September 12, 2025, relating to the financial statements and financial highlights of Fidelity Blue Chip Value Fund, Fidelity Growth & Income Portfolio, Fidelity Small Cap Growth Fund, Fidelity Small Cap Growth K6 Fund, and Fidelity Small Cap Value Fund, which appear in Fidelity Securities Fund’s Certified Shareholder Report on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 19, 2025